Exhibit 99.2

2911 Peach Street • P.O. Box 8036 • Wisconsin Rapids, WI 54495-8036	NEWS RELEASE For immediate release Contact: Julie Blystone Toll free office: (800) 200-4848 Fax: (608) 664-3882 Email: pr@renlearn.com

Renaissance Learning® Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis. – February 16, 2006 – Renaissance Learning™, Inc., (Nasdaq: RLRN), a leading provider of computerized assessment and progress monitoring tools for pre-K–12 schools and districts, announced that its Board of Directors declared a quarterly cash dividend of $.05 per share, payable March 17, 2006 to shareholders of record as of March 3, 2006.

Renaissance Learning, Inc.

Renaissance Learning, Inc. is a leading provider of computerized assessment and progress monitoring tools for pre-K–12 schools and districts. Renaissance Learning products give students and teachers continuous feedback to inform instruction and help teachers and administrators motivate students, dramatically accelerate learning, and improve test scores. Renaissance Learning has seven U.S. locations and subsidiaries in Australia, Canada, India and the United Kingdom.

For more information visit www.renlearn.com.

####